Exhibit (d)(ii)

SCHEDULE A

Amended as of June 15, 2023

to

JOHCM FUNDS TRUST

Investment Advisory Agreement

Dated as of January 23, 2023

Funds subject to this Agreement

Fund	Effective Date
JOHCM Emerging Markets Opportunities Fund	January 8, 2021

JOHCM Emerging Markets Discovery Fund (formerly the JOHCM Emerging Markets Small Mid Cap Equity Fund)	January 8, 2021

JOHCM Global Select Fund	January 8, 2021

JOHCM International Opportunities Fund	January 8, 2021

JOHCM International Select Fund	January 8, 2021

Regnan Global Equity Impact Solutions	June 21, 2021

Regnan Sustainable Water and Waste Fund	December 16, 2022

TSW Emerging Markets Fund	September 24, 2021

TSW High Yield Bond Fund	September 24, 2021

TSW Large Cap Value Fund	September 24, 2021

Trillium ESG Global Equity Fund	June 15, 2023

Trillium ESG Small/Mid Cap Fund	June 15, 2023

AGREED AND ACKNOWLEDGED:

JOHCM FUNDS TRUST, on behalf of itself and each of its series as set forth on this Schedule A

By:	/s/ David Lebisky
Name:	David Lebisky
Title:	Chief Compliance Officer

JOHCM (USA) INC

By:	/s/ Jonathan Weitz
Name:	Jonathan Weitz
Title:	Chief Operating Officer

[Signature Page to Schedule A to Investment Advisory Agreement]

SCHEDULE B

Amended as of June 15, 2023

to

JOHCM FUNDS TRUST

Investment Advisory Agreement

Fund	Investment Advisory Fee Annual rate as a percentage of daily net assets
JOHCM Emerging Markets Opportunities Fund	0.90%

JOHCM Emerging Markets Discovery Fund (formerly the JOHCM Emerging Markets Small Mid Cap Equity Fund)	1.30%

JOHCM Global Select Fund	0.89%

JOHCM International Opportunities Fund	0.75%

JOHCM International Select Fund	0.89% of average daily net assets up to $15 billion; 0.87% of average daily net assets in excess of $15 billion

Regnan Global Equity Impact Solutions	0.75%

Regnan Sustainable Water and Waste Fund	0.75%

TSW Emerging Markets Fund	0.80%

TSW High Yield Bond Fund	0.50%

TSW Large Cap Value Fund	0.58%

Trillium ESG Global Equity Fund	0.85% of average daily net assets up to $1 billion; 0.72% of average daily net assets in excess of $1 billion

Trillium ESG Small/Mid Cap Fund	0.75% of average daily net assets up to $1 billion

AGREED AND ACKNOWLEDGED:

JOHCM FUNDS TRUST, on behalf of itself and each of its series as set forth on this Schedule B

By:	/s/ David Lebisky
Name:	David Lebisky
Title:	Chief Compliance Officer

JOHCM (USA) INC

By:	/s/ Jonathan Weitz
Name:	Jonathan Weitz
Title:	Chief Operating Officer

[Signature Page to Schedule B to Investment Advisory Agreement]